UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Pre-effective Amendment No. 5 to
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
NATURAL INNOVATIVE RENEWABLE ENERGY, L.L.C.
(Name of small business issuer in its charter)

Iowa	2860	20-3297479
State or jurisdiction of	Primary Standard Industrial	I.R.S. Employer Identification No.
incorporation or organization	Classification Code Number
121 S. 2nd Street.
P.O. Box 366
Akron, Iowa 51001
(Address and telephone number of principal executive offices and principal place of business)
John E. Lucken
121 S. 2nd Street
P.O. Box 366
Akron, Iowa 51001
(712) 568-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of Communications to:
Sean P. Moore
Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000,
Des Moines, Iowa 50309-2510
(515) 242-2400
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of each class	Maximum number of	Proposed maximum	Proposed maximum
of securities to be	units to be	offering price per	aggregate offering	Amount of
Registered	Registered	Unit	Price	registration fee
Membership Units	60,000	$1,000	$60,000,000	$1,842 (1)

(1)	Determined pursuant to Section 6(b) of the Securities Act of 1933 and Fee Rate Advisory #6 for Fiscal Year 2007, and Rule 457(o) of Regulation C.

*	Fee table revised due to increase in proposed maximum aggregate offering price. Original Fee paid was $5,446, so no additional fee has been paid along with this amendment.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
We are filing this Pre-Effective Amendment No. 5 for the sole purpose of updating Exhibits 5.1 and 8.1 and including Exhibit 10.15 to our Registration Statement. In all other aspects, our Pre-Effective Amendment No. 4 on Form SB-2 remains as originally filed.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Directors and officers of Natural Innovative Renewable Energy, L.L.C. may be entitled to benefit from the indemnification provisions contained in the company’s operating agreement and the Iowa Limited Liability Company Act. The general effect of these provisions is summarized below.
     Our operating agreement provides that to the maximum extent permitted under the Iowa Limited Liability Company Act and any other applicable law, no member or director of Natural Innovative Renewable Energy. shall be personally liable for any debt, obligation or liability of the company merely by reason of being a member or director or both. No director of the company shall be personally liable to the company or its members for monetary damages for a breach of fiduciary duty by such director; provided that the provision shall not eliminate or limit the liability of a director for the following: (i) the amount of a financial benefit received by a Director to which the Director is not entitled; (ii) an intentional infliction of harm on the limited liability company or its members; (iii) a violation of Section 490A.807 of the Act; or (iv) an intentional violation of criminal law. To the maximum extent permitted under the Iowa Limited Liability Company Act and other applicable law, the Company, its receiver, or its trustee (however in the case of a receiver or trustee only to the extent of company property) is required to indemnify, save, and hold harmless and pay all judgments and claims against each director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of the company. The indemnification includes reasonable attorneys’ fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys’ fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unit holder against any director, including a derivative suit, we must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director, including attorneys’ fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director shall be indemnified by the company in contradiction of the Iowa Limited Liability Company Act. The company may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from the capacity, regardless of whether the Company would otherwise be required to indemnify the person against the liability.
     Generally, under Iowa law, a member or manager is not personally obligated for any debt or obligation of the company solely because they are a member or manager of the company. However, Iowa law allows a member or manager to agree to become personally liable for any or all debts, obligations, and liabilities if the operating agreement provides. Our operating agreement provides that no member or director of Natural Innovative Renewable Energy shall be personally liable for any debt, obligation or liability solely by reason of being a member or director or both.
     The principles of law and equity supplement the Iowa Limited Liability Company Act, unless displaced by particular provisions of the Act.
     There is no pending litigation or proceeding involving a director, officer, employee or agent of the company as to which indemnification is being sought. The company is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, member, manager, employee or agent.
ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission	$5,446
Legal fees and expenses	80,000
Consulting Fees	50,000
Accounting fees	40,000
Blue Sky filing fees	95,554
Printing expenses	40,000
Advertising	185,000
Miscellaneous expenses	4,000

Total	$500,000

*	All of the above items except the registration fee are estimated.
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
     During the time period ending on June 30, 2006, we issued and sold 373.5 membership units to our founding members at a purchase price of $333.33 per unit without registering the units with the Securities Exchange Commission. In addition, during the time period ending on September 7, 2006, we issued and sold 2,373.5 membership units to seed capital investors at a purchase price of $500 per unit, without registering the units with the Securities and Exchange Commission. All sales were made pursuant to Rule 506 of Regulation D. Each of these sales was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506 of the Securities Act of 1933 as transactions by an issuer not involving a public offering. No underwriting discounts or commissions were paid in these transactions and we conducted no general solicitation in connection with the offer or sale of the securities. The purchasers of the securities in each transaction made representations to us regarding their status as accredited investors as defined in Regulation C or received the information required for non-accredited investors and made representations to us regarding their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to unit certificates and instruments issued in such transactions. All purchasers were provided a private placement memorandum containing all material information concerning our company and the offering. All purchases were made with cash and the total amount of cash consideration for those securities was $1,311,250.
ITEM 27. EXHIBITS.

3.1	Articles of Organization of Northwest Iowa Renewable Energy, L.L.C. dated June 6, 2005 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.2	Operating Agreement of Northwest Iowa Renewable Energy, L.L.C. dated April 14, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.3	Articles of Amendment of the Articles of Organization of Northwest Iowa Renewable Energy, L.L.C. dated June 27, 2007 filed as part of Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.4	First Amendment to the Operating Agreement of Northwest Iowa Renewable Energy, L.L.C. dated June 27, 2007 filed as part of Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.1	Form of Membership Unit Certificate filed as part of Pre-Effective Amendment No. 2 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.2	Form of Subscription Agreement of registrant filed as part of Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.3	Escrow Agreement with 1st National Bank of Akron, Iowa dated December 12, 2007 filed as part of Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

5.1	Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters filed as part of this Pre-Effective Amendment No. 5 to the registrant’s registration statement on Form SB-2.

8.1	Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters filed as part of this Pre-Effective Amendment No. 5 to the registrant’s registration statement on Form SB-2.

10.1	Bio-diesel Marketing Contract with Eco Energy, Inc. dated November 7, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.2	Option Agreement for Purchase of Real Estate with Higman Sand and Gravel dated July 21, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.3	Letter of Intent with Bratney Companies dated September 7, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.4	Phase I Design Services Agreement Between Owner & Contractor/Engineer with Bratney Companies dated July 17, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.5	Consulting Agreement with Ag Visions Enterprises, LLC filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.6	Proposal to Provide Environmental Permitting Services with Stanley Consultants dated September 5, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.7	Phase II Consulting Agreement with Ag Visions Enterprises, LLC dated December 27, 2006 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.8	Real Estate Contract with Earnest Johnson dated November 14, 2006 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.9	IRMP Preferred Agreement with FCStone, LLC dated March 19, 2007 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.10	Memorandum of Understanding with Heartland Marketing Group, Inc. dated March 28, 2007 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.11	Agreement for Consulting Services with Engineering & Construction Services dated April 17, 2007 filed as part of Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.12	Amendment to Option Agreement for Purchase of Real Estate with Higman Sand and Gravel, Inc. dated June 15, 2007 filed as part of Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.13	Amendment to Real Estate Contract dated October 16, 2007 with Earnest and Johnson filed as part of Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.14	Resolution Authorizing the Execution of a Memorandum of Agreement dated December 11, 2007 with Plymouth County, Iowa filed as part of Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.15	Agreement dated November 15, 2007 with ASSURITY Finance & Development, LLC filed as part of this Pre-Effective Amendment No. 5 to the registrant’s registration statement on Form SB-2.

23.1	Consent of Boulay, Heutmaker, Zibell & Co., P.L.L.P. dated December 19, 2007 filed as part of Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

23.2	Consent of Frazier, Barnes & Associates dated March 15, 2007 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

23.3	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 5.1).

23.4	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 8.1).

99.1	Feasibility Study prepared by Frazier, Barnes & Associates dated October 10, 2005 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.
ITEM 28. UNDERTAKINGS.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
(i)	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) To deem, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the end of the offering.

     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, to undertake that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.
          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Pre-Effective Amendment No. 5 to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Akron, Iowa on January 21, 2008.

NATURAL INNOVATIVE RENEWABLE ENERGY, L.L.C.

Date: January 21, 2008	/s/ John E. Lucken
John E. Lucken
Chairman, President and Director (Principal Executive Officer)

Date: January 21, 2008	/s/ Craig Myron
Craig Myron
Treasurer and Director (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: January 21, 2008	/s/ John E. Lucken
John E. Lucken
Chairman, President and Director (Principal Executive Officer)

Date: January 21, 2008	/s/ Steven Rowe
Steven Rowe
Secretary and Director

Date: January 21, 2008	/s/ Craig Myron
Craig Myron
Treasurer and Director (Principal Financial and Accounting Officer)

Date: January 21, 2008	/s/ John Borchers
John Borchers
Director

Date: January 21, 2008	/s/ Robert Frerichs
Robert Frerichs
Director

Date: January 21, 2008	/s/ Brian Peterson
Brian Peterson
Director

Date: January 21, 2008	/s/ John Byl
John Byl
Director and Vice Chairman

Date: January 21, 2008	/s/ Daniel O’Connor
Daniel O’Connor
Director

Date: January 21, 2008	/s/ Jack Parliament
Jack Parliament
Director

Date: January 21, 2008	/s/ Harold Higman Jr.
Harold Higman Jr.
Director

INDEX TO EXHIBITS

3.1	Articles of Organization of Northwest Iowa Renewable Energy, L.L.C. dated June 6, 2005 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.2	Operating Agreement of Northwest Iowa Renewable Energy, L.L.C. dated April 14, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.3	Articles of Amendment of the Articles of Organization of Northwest Iowa Renewable Energy, L.L.C. dated June 27, 2007 filed as part of Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.4	First Amendment to the Operating Agreement of Northwest Iowa Renewable Energy, L.L.C. dated June 27, 2007 filed as part of Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.1	Form of Membership Unit Certificate filed as part of Pre-Effective Amendment No. 2 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.2	Form of Subscription Agreement of registrant filed as part of Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.3	Escrow Agreement with 1st National Bank of Akron, Iowa dated December 12, 2007 filed as part of Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

5.1	Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters filed as part of this Pre-Effective Amendment No. 5 to the registrant’s registration statement on Form SB-2.

8.1	Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters filed as part of this Pre-Effective Amendment No. 5 to the registrant’s registration statement on Form SB-2.

10.1	Bio-diesel Marketing Contract with Eco Energy, Inc. dated November 7, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.2	Option Agreement for Purchase of Real Estate with Higman Sand and Gravel dated July 21, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.3	Letter of Intent with Bratney Companies dated September 7, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.4	Phase I Design Services Agreement Between Owner & Contractor/Engineer with Bratney Companies dated July 17, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.5	Consulting Agreement with Ag Visions Enterprises, LLC filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.6	Proposal to Provide Environmental Permitting Services with Stanley Consultants dated September 5, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.7	Phase II Consulting Agreement with Ag Visions Enterprises, LLC dated December 27, 2006 filed as part of Pre-Effective Amendment No. 1to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.8	Real Estate Contract with Earnest Johnson dated November 14, 2006 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.9	IRMP Preferred Agreement with FCStone, LLC dated March 19, 2007 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.10	Memorandum of Understanding with Heartland Marketing Group, Inc. dated March 28, 2007 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.11	Agreement for Consulting Services with Engineering & Construction Services dated April 17, 2007 filed as part of Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.12	Amendment to Option Agreement for Purchase of Real Estate with Higman Sand and Gravel, Inc. dated June 15, 2007 filed as part of Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.13	Amendment to Real Estate Contract dated October 16, 2007 with Earnest and Johnson filed as part of Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.14	Resolution Authorizing the Execution of a Memorandum of Agreement dated December 11, 2007 with Plymouth County, Iowa filed as part of Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.15	Agreement dated November 15, 2007 with ASSURITY Finance & Development, LLC filed as part of this Pre-Effective Amendment No. 5 to the registrant’s registration statement on Form SB-2.

23.1	Consent of Boulay, Heutmaker, Zibell & Co., P.L.L.P. dated December 19, 2007 filed as part of Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

23.2	Consent of Frazier, Barnes & Associates dated March 15, 2007 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

23.3	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 5.1).

23.4	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 8.1).

99.1	Feasibility Study prepared by Frazier, Barnes & Associates dated October 10, 2005 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.